 Exhibit 2

R. William Van Sant
H.B. Fuller Company
July 11, 2003

FORM 4 - AMOUNT OF SECURITIES OWNED AT END OF PERIOD

Table I:

Direct Ownership                        2000 Shares

                                        4216.86 Shares
                                        This amount includes shares acquired pursuant to                                         a dividend reinvestment feature of the 1998                                                 Directors' Stock Plan.